Exhibit 16.1

May 11, 2005

U.S. Securities and Exchange Commission

Office of the Chief Accountant

450 Fifth Street, NW

Washington, DC 20549

Re:	AngioDynamics, Inc.

File No. 0-50761

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of AngioDynamics, Inc. dated May 9, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP